                                                                     Exhibit 1
                                                                     ---------

                           THE LACLEDE GROUP, INC.

                          American Gas Association

                        Financial Analysts Conference

                                 May 6, 2002


                                                          DOUGLAS H. YAEGER
                                                       Chairman, President and
                                                       Chief Executive Officer


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                    WHERE WE'VE BEEN

*  We were essentially a "pure play" LDC

*  Underwent a formal strategic review and planning process


                                                                           1


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             LACLEDE GAS COMPANY
             2001 SELF-ASSESSMENT

*  Highly saturated, mature core market
   -  Primarily residential
*  Overwhelmingly regulated operations
*  Limited opportunities for sustainable growth
*  Operational improvement opportunities
*  Pockets of excellence


                                                                           2


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                        STRATEGIC OPTIONS SELECTION

*  THE CHOICE OF STRATEGIC OPTIONS

MAINTAIN                  HARVEST             EXTEND              BROADEN


 KEEP              SELL             IMPROVE        PARLAY         BRANCH
STATUS             CORE               CORE                          OUT
 QUO


*  AREAS OF FOCUS


                                                                           3


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                        OVERALL STRATEGIC DIRECTION

*  Stabilize and improve the core gas distribution business

*  Add a growth component


                                                                           4


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                   KEY ELEMENTS OF CORE UTILITY STRATEGY

*  Stabilize earnings

*  Overcome weather volatility

*  Achieve a regulatory compact that allows us to focus on business results


                                                                           5


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                      KEY ELEMENTS OF GROWTH STRATEGY

*  Extend or broaden value elements in our existing business or markets

*  Provide an opportunity to achieve sustainable growth

   -  20% of earnings within 5 years

*  Constructed of "enterprises" that fit together well


                                                                           6


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                                 FIRST STEP
                            CORPORATE STRUCTURE

*  Formation of Holding Company

   -  Announced in October 2000

   -  Shareholder approval in January 2001

      *  Over 94% of shareholder votes in favor of formation

   -  The Laclede Group, Inc. operational October 1, 2001


                                                                           7


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                          ORGANIZATIONAL DIRECTION

                           THE LACLEDE GROUP, INC

                 CORE                               GROWTH
                                                  COMPONENTS


                                                                           8


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                             LACLEDE GAS COMPANY


                            Regulated Operations


                                                                           9


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                           OUR SYSTEM & STRENGTHS

*  Largest LDC in Missouri                                        [map]

*  630,000 customers

*  Diversified gas supply portfolio

*  Significant natural gas and propane storage capacity


                                                                           10



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                  UPSTREAM PIPELINE TRANSPORTATION NETWORK

                        DIRECT PIPELINE INTERCONNECTS

                                   [map]
                                                                           11


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                  UPSTREAM PIPELINE TRANSPORTATION NETWORK

                               OVERALL SYSTEM


                                   [map]


                                                                           12


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                                GAS SUPPLIES
                            GEOGRAPHIC DIVERSITY

                                  [graph]

Hugoton          Arkla-Tex   Offshore Gulf   Onshore Texas   Arkoma   Onshore South
Anadarko Basin   Region      Coast Region    Region          Basin    Louisiana Region

     42%            22%           14%              9%           8%          5%


                                                                           13


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                             UNDERGROUND STORAGE

*  Upstream capacity

   -  Over 23 BCF on MRT's system in Louisiana

*  Company-owned market area capacity

   -  Natural gas - over 5 BCF

   -  Liquid propane - 3 BCFe

*  Total storage assets sufficient to provide 33% of normal annual throughput


                                                                          14


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                            PEAK DAY REQUIREMENTS

*  1.2 Bcf peak day

*  Flowing gas capacity

   -  700,000 MMBtu

*  Market area peak shaving storage capacity

   -  500,000 MMBtu

   -  Nearly 42% of total peak requirements

* Combined upstream and market area storage capable of meeting about 70% of peak day


                                                                          15



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             TRADITIONAL MARKET PROFILE

*  Sales primarily residential & commercial heating

   -  67% of net revenues are residential

   -  98% of new homes are heated with gas

   -  Heating market saturation about 86%

*  HVAC service work

   -  One of the largest service area providers

*  Merchandising business


                                                                          16



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                         NON-TRADITIONAL ACTIVITIES

*  Off-system sales

*  Capacity release revenues

*  Incentive programs


                                                                          17




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              OUTLOOK FOR FURTHER DEREGULATION

*  Major industrial customers have transportation service

*  No real public interest

*  No real consensus as to benefits or appropriate structure


                                                                          18



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                             CURRENT INITIATIVES

*  Rate Cases

   -  $15 million increase effective December 1, 2001

   -  Current case
      *  Filed for $36.1 million increase on January 25, 2002
      *  Resolve remaining issues in current case
      *  Seeking Weather Mitigation Clause
      *  New rates effective by December 25, 2002


                                                                          19




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                             CURRENT INITIATIVES

*  Improved PGA clause

*  Gas Supply Incentive Plan proposals

*  Formalized business planning process


                                                                          20



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                                 SECOND STEP

                              Growth Component


                                                                          21




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        WHY THE LOCATING BUSINESS?

*  A growth industry

   - One-call systems

   - Legislative mandates

   - Increase in underground facilities

*  Business familiar to Laclede

   - 100,000 "in-house" locates every year


                                                                          22





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                UNDERGROUND LOCATING INDUSTRY ATTRACTIVENESS

*  Underground locating is a high growth industry with few players

   -  Organic growth (legislation, infrastructure buildout, housing starts)

   -  Rapid outsourcing growth trend across utility companies

   -  Consolidation due to economies of scale

                                  [graph]

      Total U.S.
      Market(1)
      $1.1 B

Outsourced             36%      $400 M Annual growth rate 17%
Performed In House     64%

Annual Growth Rate     Up 12%

SM&P                   26%

Annual Growth Rate     12%

(1) 1999 underground locating market
                                                                          23




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                              WHAT IS LOCATING?

                                 [pictures]


                                                                          24



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                        SM&P UTILITY RESOURCES, INC.

                           Nonregulated Operations


                                                                          25



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                       SM&P
               BUSINESS DESCRIPTION

*  One of the largest U.S. locates outsourcers

*  Dominant player within regional footprint

*  Five year "same states" revenue growth of 18% per year

*  Performs over 10 million locates a year


                                                                          26




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                        WHY SM&P?

*  SM&P met all our strategic selection criteria

   -  Right size

   -  Earnings stability (with "counter-seasonal" business)

   -  Growing industry

   -  Logical and credible

   -  Expandable

*  Business basics in place

   -  Focus on quality

*  Industry approaching a "flex point"

   -  Breakaway opportunity

*  Accretive in year one


                                                                          27



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                                    SM&P
                             GEOGRAPHIC COVERAGE


                           SM&P SERVICE TERRITORY

[map showing service territory of Minnesota, Michigan, Wisconsin, Illinois,
           Indiana, Ohio, Missouri, Kansas, Oklahoma, and Texas]

                       Operations in 10 Midwest States


                                                                          28



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                              SM&P ACQUISITION

*  Purchased from NiSource for $43 million

*  Annual revenues of $130 million in 2001

*  Financed with 364-day bridge loan

*  Expect to refinance with securities that include a high equity content


                                                                          29




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                           THE LACLEDE GROUP, INC.

                              Financial Review


                                                                          30




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                           HISTORICAL EARNINGS AND
                            DIVIDENDS PER SHARE

                                  [graph]


             1981   1982   1983   1984   1985   1986   1987   1988   1989   1990   1991   1992   1993   1994   1995   1996
Dividends
Per Share   $0.54  $0.60  $0.65  $0.75  $0.85  $0.95  $1.05  $1.10  $1.15  $1.18  $1.20  $1.20  $1.22  $1.22  $1.24  $1.26

Earnings
Per Share   $0.79  $1.08  $0.96  $1.70  $1.64  $1.87  $1.44  $1.57  $1.45  $1.18  $1.28  $1.12  $1.61  $1.42  $1.27  $1.87



             1997   1998   1999   2000   2001
Dividends
Per Share   $1.30  $1.32  $1.34  $1.34  $1.34

Earnings
Per Share   $1.84  $1.58  $1.43  $1.37  $1.61


                                                                          31


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                      HISTORICAL DIVIDEND PAYOUT RATIO

                                  [graph]

          1981 1982 1983 1984 1985 1986 1987 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001
Dividend
Pay Out    68%  56%  68%  44%  52%  51%  73%  70%  79% 100%  94% 107%  76%  86%  98%  67%  71%  84%  94%  98%  83%


                                                                          32


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                          HISTORICAL DIVIDEND YIELD

                                  [graph]

            1981  1982    1983   1984   1985   1986   1987   1988   1989   1990   1991   1992   1993   1994  1995   1996
Dividend
Yield       10.7%  11%    9.1%   7.5%   6.6%   5.6%   6.3%   7.5%   7.4%   7.2%   7.1%   6.4%   5.4%   5.6%   6%    5.6%

             1997   1998   1999   2000   2001
Dividend
Yield        5.3%   5.2%    5.7%  6.3%   5.7%


                                                                          33


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                           HISTORICAL STOCK PRICE

                                  [graph]

                  1981      1982      1983     1984     1985      1986     1987      1988     1989       1990       1991       1992
High                 6     6.375      8.25   12.125       15    19.875    20.25   15.9375       17         18    18.6875       20.5
Low              4.125    4.5625    6.0625    7.875    10.75        14       13      13.5       14     14.625    14.9375    16.9375
Average         5.0625   5.46875   7.15625       10   12.875   16.9375   16.625  14.71875     15.5    16.3125    16.8125   18.71875

                     1993       1994     1995      1996      1997       1998    1999     2000     2001   2002 Year To Date
High              24.9375     25.625   23.125    24.875    28.625    27.9375      27    24.75     25.4                24.9
Low                    20      18.25   18.375        20     20.25     22.375      20     17.5    21.25                  22
Average          22.46875    21.9375    20.75   22.4375   24.4375   25.15625    23.5   21.125   23.325               23.45


                                                                          34


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                     EARNINGS PER SHARE

                          [graph]

     1998     1999      2000     2001     6 Mos.  6 Mos.
                                           3/01    3/02

     1.58     1.43      1.37     1.61      0.98     0.41

           Percentage Colder / (Warmer) Than Normal

     1998     1999      2000     2001     6 Mos.  6 Mos.
                                           3/01    3/02

    (6.0%)   (11.2%)   (15.6%)   9.4%     13.1%   (16.0%)


                                                                          35


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                              FINANCIAL PROFILE

*  Laclede Group filed a $500 million universal shelf registration

*  Laclede Gas has a $270 million universal shelf remaining

*  Solid debt ratings

*  15% of shares outstanding held by employees, officers and directors

*  25% institutional ownership


                                                                          36


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                                 WHAT'S NEXT

*  Continue efforts to stabilize and improve the core business

*  Improve and grow SM&P

*  A measured approach to growth


                                                                          37


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

                           THE LACLEDE GROUP, INC.


                          American Gas Association

                        Financial Analysts Conference

                                 May 6, 2002

THIS PRESENTATION CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. FUTURE OPERATING RESULTS MAY BE AFFECTED BY VARIOUS UNCERTAINTIES AND RISK FACTORS, MANY OF WHICH ARE BEYOND THE CONTROL OF THE LACLEDE GROUP, INC, INCLUDING WEATHER CONDITIONS, GOVERNMENTAL AND REGULATORY POLICY AND ACTION, THE COMPETITIVE ENVIRONMENT AND ECONOMIC FACTORS. FOR A MORE COMPLETE DESCRIPTION OF THESE UNCERTAINTIES AND RISK FACTORS, SEE THE LACLEDE GROUP'S FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2002 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                                                          38



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                                  APPENDIX

Page 13 contains a pie chart that has been presented in a tabular format.

Page 23 contains charts that have been presented in a tabular format.

Pages 31, 32, 33, 34 and 35 contain graphs that have been presented in a tabular format.